                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Cole Computer Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

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   (4)  Date Filed:

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
                            COLE COMPUTER CORPORATION
                             CORPORATE HEADQUARTERS
                            1005 METROPOLITAN AVENUE
                             OKLAHOMA CITY, OK 73108
                                 (405) 692-5351
                               FAX (405) 652-5361


July 15, 2001



Dear Shareholder:

It is a pleasure to invite you to attend the 2001 Annual Meeting of Shareholders of Cole Computer Corporation. The meeting will be held at the Corporate Headquarters, 1005 Metropolitan Avenue, Oklahoma City, Oklahoma, Saturday, August 25, 2001, 11:00 a.m. local time.

The formal notice of the meeting, the proxy statement and your proxy card are enclosed in this mailing. At the meeting you will be asked to elect a director, ratify the appointment of independent accountants and vote on other business as may properly come before the meeting.

Whether or not you plan to attend the Shareholder Meeting in person, we ask that you execute and return your proxy promptly, using the postage-paid envelope we have provided for your convenience. Submitting your vote at this time will save your Company the cost of additional proxy solicitation.

Thank you for your continued support.

Sincerely,


/s/ DR. S. F. HARTLEY                                   /s/ HOMER O.COLE III
Dr. S. F. Hartley                                       Homer O.Cole III
Chairman of the Board                                   Chief Executive Officer



                                    /s/ JOHN RUTH
                                    John Ruth
                                    President and Chief Operating Officer

                            COLE COMPUTER CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 August 25, 2001


                                                        1005 Metropolitan Avenue
                                                        Oklahoma City, OK  73108
                                                                   July 15, 2001

To The Shareholders:

The Annual Meeting of Shareholders of Cole Computer Corporation will be held at the Corporate Headquarters, 1005 Metropolitan Avenue, Oklahoma City, Oklahoma, Saturday, August 25, 2001, at 11:00 a.m., Central Time, to consider and act upon the following:


     1. Election of one (1) director for one year or until a successor is elected and qualified;

     2.   Ratification of the appointment of independent accountants; and

     3. Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record as of the close of business on June 29, 2001, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.



SHAREHOLDERS ARE REMINDED THAT SHARES CANNOT BE VOTED UNLESS THE SIGNED PROXY CARD IS RETURNED OR THE SHARES ARE VOTED IN PERSON OR OTHER ARRANGEMENTS ARE MADE TO HAVE THE SHARES REPRESENTED AT THE MEETING.


                                           By Order of the Board of Directors



                                           /s/ CYNTHIA COLE
                                           Cynthia Cole
                                           Corporate Secretary

                  ---------------------------------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 25, 2001

                           --------------------------


INTRODUCTION

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cole Computer Corporation of proxies to be used at the Shareholder Meeting of Shareholders of the Company on August 25, 2001, at 11:00 a.m. at the Corporate Headquarters, 1005 Metropolitan Avenue, Oklahoma City, Oklahoma and at any adjournment thereof. The Company's Summary Annual Report for 2000, the Annual Report on Form 10-K for the year ended December 31, 2000, and this proxy material is being sent to shareholders beginning on or about August 1, 2001.

Shares represented by valid proxies will be voted at the Shareholder Meeting or any adjournment thereof in accordance with each shareholder's directions. Please vote by marking the appropriate boxes, signing, dating and returning the enclosed proxy card. If the card is signed and returned without direction, the shares will be voted as recommended by the Board. A shareholder may revoke a proxy at any time before its use by filing written notice of revocation by submitting a subsequent proxy to the Corporate Secretary of the Company or by voting in person at the meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

The Company's Board of Directors has fixed the close of business on June 29, 2001, as the record date for determining shareholders of record entitled to notice of, and to vote at the Shareholder Meeting. On the record date, the Company had outstanding shares of common stock. Each shareholder is entitled to one vote for each share of common stock registered in that person's name on the books of the Company on the record date (June 29, 2001) on all business to come before the meeting. The presence of one-third of the Company's outstanding common shares in person or by proxy will constitute a quorum for the transaction of business at the Shareholder Meeting. Provided a quorum is present, Directors will be elected by a plurality of the votes validly cast in the election and the vote of a majority of the shares of common stock represented in person or by proxy will be sufficient for the transaction of any other business properly brought before the Shareholders Meeting. Abstentions from voting, including broker non-votes, with respect to shares present at the Shareholders Meeting in person or by proxy will have no effect in determining whether a quorum is present or on the election of Directors, but will have the effect of votes against any business other than the election of Directors.

             OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS


FIVE PERCENT SHAREHOLDERS


The Company has two persons who beneficially own more than 5% of its outstanding common stock as reported on Schedule 13G filed with the Securities and Exchange Commission (SEC) and certain affiliates pursuant to the Securities Exchange Act of 1934. The following table and notes have been prepared in reliance upon such filing for the nature of ownership and an explanation of overlapping ownership.

                                                        Amount and Nature
                 Name and Address                     of Beneficial Ownership             Percent
               of Beneficial Owner                   Reported on Schedule 13G              Class
               -------------------                   ------------------------             -------
            Homer O. and Cynthia Cole                       5,170,675                      34%

            Columbia S A Deserguros                         4,000,000                      26%

The following table sets forth information regarding the beneficial ownership of common stock as of June 29, 2001, by each Director and Director nominee and the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company, who served in such capacities as of December 31, 2000, (the "named executive officers") and by all Directors and executive officers as a group.

Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and investment power with respect to the shares shown in the table to be owned by that person.


         Name and Address of            Amount and Nature of   Percent
            Beneficial Owner            Beneficial Ownership   Class
         -------------------            --------------------   -------
Homer O. Cole III, & Cynthia Cole(Joint)     5,170,675        34.00 %
Kam Mar, Director                               50,000         0.003%
Dr. S.F. Hartley, Director                      98,000         0.007%
John Ruth, President                           100,200         0.007%
John Geist, Vice President                      60,000         0.004%
Albert D. Fields & Lois M. Fields (JTTEN)*      10,000         0.0007%
All other executive officers
   as a group (persons)                          7,500         0.0005%

* NOTE: Mr. Fields was required by his new bank owners to abstain from Board membership for two years and has now resigned. Mr. Field's replacement will be proposed at the next Board meeting.

                          BOARD MEETINGS AND COMMITTEES

The Company's Board of Directors held four (4) meetings during 2000. Each Director attended at least 75% of the total number of meetings of the Board of Directors and the Committees on which he or she served during the year.

The Board of Directors has the following two (2) standing committees.

Audit Committee. The Audit Committee is authorized to review the Company's financial condition and to review and approve the scope and results of the Company's outside audit and the fees therefor and to make recommendations to the Board of Directors concerning auditing and accounting matters and the selection of independent accountants. Its membership is restricted to only one Director who is not an employee of the Company or its affiliates. All others (the majority) are non-employees and non-affiliates. The members of the Committee are: Chairman Al Fields, Director; Dr. S.F. Hartley, Director, Chairman of the Board; and John Ruth, President and Chief Operating Officer.

Executive Committee: The Executive Committee is authorized to review and make decisions on behalf of the full Board when the full Board is not available or cannot be contacted. The members of the committee are Chairman Dr. S.F. Hartley, Chairman of the Board; Homer O. Cole III, Chief Executive Officer; and John Ruth, President and Chief Operating Officer.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Directors, executive officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of such forms, the Company believes that all Section 16(a) filing requirements applicable to its Directors and executive officers (the Company had no greater than 10% beneficial owners of its stock) were complied with for the year ending December 31, 2000.

A LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE MEETING WILL BE AVAILABLE TEN
(10) DAYS BEFORE THE DATE OF THE MEETING AT THE COMPANY'S HEADQUARTERS DURING ORDINARY BUSINESS HOURS.

                             ELECTION OF DIRECTORS

The Board of Directors consists of seven (7) Directors: three will hold office for three years; two will hold office for two years, and two will hold office for one year. All will remain in office until successors are duly elected and qualified. At each Annual Meeting of Shareholders of the Company, the Directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of Shareholders.

If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board recommends, if any. The Board knows of no reason why any nominee will be unavailable or unable to serve.

Set forth below is their information about each Director nominee, including their business positions held during at least the past five years, their ages and other Directorships held and periods of service as a Director of the Cole Computer Corporation.

                                  PROPOSAL 1:
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEE NAMED BELOW.

ONE YEAR APPOINTMENT TO THE BOARD

MS. CYNTHIA A. COLE, 38.

Cynthia A. Cole is a Director and the Corporate Secretary of Cole Computer Corporation. Ms. Cole served as President of Cole Computer Corporation when first incorporated. Ms. Cole has received a nursing degree from Rose State College. She performs many charitable services and is involved in her church community.





                                  PROPOSAL 2.
           RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, on the recommendation of the Audit Committee, appointed Hogan & Slovacek, A Professional Corporation, Certified Public Accountants, as independent accountants to audit and report on the consolidated financial statements of the Company for 2001.

Although ratification of the appointment of Hogan & Slovacek, Certified Public Accountants, by the shareholders is not required, the Board of Directors has determined that it is desirable to request ratification of such appointment. If ratification is not obtained, the Board of Directors will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE FOR THIS PROPOSAL.

CORPORATE COUNSEL WILL HAVE AVAILABLE AT THE STOCKHOLDERS MEETING ALL DIRECTOR AND OFFICER'S QUESTIONNAIRES THAT MAY BE REVIEWED BY STOCKHOLDERS WITH PROPER IDENTIFICATION.

                         EXECUTIVE OFFICER COMPENSATION


Executive Compensation Summary Table

The following table sets forth certain information concerning total compensation for services rendered in all capacities awarded or paid by Cole Computer Corporation's Chief Executive Officer and the Company's "named executive officers" for services rendered to the Company during 2000.

                                                                           Other
                                                                           Annual
    Compensation(4)                 Salary          Bonus              Compensation (1)                All Other
Name and Principal Position           $              $                         $                           $
---------------------------
Homer O. Cole III,                  $63,127          N/A                    N/A                           N/A
  Chief Executive Officer

John Ruth                           $67,626          N/A               50,000 Shares                      N/A
   President and Chief
   Operating Officer

Cynthia A. Cole                     $15,890          N/A                    N/A                           N/A
   Chief Financial Officer
   Corporate Secretary

John Geist                          $63,750          N/A               50,000 Shares                      N/A
   Vice President
   Division President

Eddy Littlejohn                     $42,721          N/A                 7,500 Shares                     N/A
   Chief Financial Officer

                              EMPLOYMENT AGREEMENTS

Cole Computer Corporation has entered into employment agreements (the "Employment Agreements") with each John Ruth, John Geist and Eddy Littlejohn. The Employment Agreements prohibit the executives from engaging in or advising, either directly or indirectly, any business, which is substantially competitive with any business then actively conducted. The Employment Agreements provide that Cole Computer Corporation will have the right to terminate any executive's employment, and that any executive will have the right at any time to terminate his employment with Cole Computer Corporation under the Employment Agreements. Cole Computer Corporation will provide an executive with the following benefits in the event of termination by Cole Computer Corporation other than for cause (as defined in the Employment Agreements) or by the executive for good reason (as defined in the Employment Agreements): (i) a lump-sum payment in an amount of two months salary in effect on the date of termination and other benefits are required.

                            COMPENSATION OF DIRECTORS

COMPENSATION

All Directors of the Company receive for serving on the Board of Directors of Cole Computer Corporation 6,250 shares of Cole Computer Corporation stock per quarter providing the Director is present at the Shareholders Meeting and available through out the quarter plus any actual expenses incurred.

                            EXPENSES OF SOLICITATION

The Company will bear the cost of soliciting proxies from its shareholders and have enlisted the help of brokerage houses in soliciting proxies from their customers. The Company will reimburse these institutions for out-of-pocket expenses, if any. In addition to be solicited through the mails, Directors, Officers and Employees of the Company or its subsidiaries may also solicit proxies personally or by telephone. The Company has selected the 226-year-old company, Bowne, the world's largest corporate financial printer, to handle printing and our stockholder's mailing.

                       2002 ANNUAL MEETING OF SHAREHOLDERS

The 2002 Annual Meeting of Shareholders is scheduled for Saturday, July 27, 2002. The Board is empowered by the by-laws of the Company to change the time of the meeting.

Proposals of shareholders must be received by the Company no later than December 31, 2001, to be eligible for inclusion under the rules of the SEC in the Company's proxy material for the 2002 Annual Meeting of Shareholders and must comply with such rules.

Under the Company's by-laws, proposals of shareholders not included in the proxy materials may be presented at the 2002 Annual Meeting of Shareholders only if the Company's Corporate Secretary has been notified of the nature of the proposal and is provided certain additional information at least sixty days but not more than ninety days prior to June 30, 2001, (subject to exceptions if the 2002 Annual Meeting is advanced by more than 30 days and the proposal is a proper one for shareholder action).

Shareholders wishing to suggest candidates to the Company as possible nominees for Directors may submit names and biographical data to the Corporate Secretary of the Company.

The Company's by-laws also require that notice of nominations of persons for election to the Board of Directors, other than those made by or at the direction of the Board of Directors, must be received by the Corporate Secretary at least sixty days but not more than ninety days prior to June 30, 2002, (subject to exceptions if the 2002 Annual Meeting of Shareholders is advanced by more than 30 days). The Notice must present certain information concerning the nominees and the shareholders making nominations. The Corporate Secretary must receive a statement of any nominee's consent to serve as a Director if elected.

                                        By Order of the Board of Directors


                                        /s/ CYNTHIA COLE
                                        Cynthia Cole
                                        Corporate Secretary

June 16, 2001

                   COLE COMPUTER'S AUDITED FINANCIAL FOR 2000

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Cole Computer Corporation
Oklahoma City, Oklahoma

     We have audited the accompanying consolidated balance sheets of Cole Computer Corporation and its subsidiary as of December 31, 2000, and the related consolidated statements of loss, capital deficit and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cole Computer Corporation and subsidiary as of December 31, 2000, and the consolidated results of its operations and its cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2 to the consolidated financial statements, the Company's negative working capital position, losses incurred for the last three years, and dependence on outside financing raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's plans concerning these matters are described in Note 2.

March 9, 2001

Malone & Bailey, PLLC
Houston, Texas

                           COLE COMPUTER CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

                                                                 2000
                                                              ----------
Current Assets
  Cash......................................................  $  192,751
  Accounts receivable.......................................     273,169
  Accounts receivable -- affiliate..........................     579,170
  Inventory.................................................     614,669
  Other current assets......................................      33,974
                                                              ----------
          Total Current Assets..............................   1,693,733
Equipment, less accumulated depreciation of $147,450........     329,482
Investment, at cost.........................................       4,000
                                                              ----------
          Total Assets......................................  $2,027,215
                                                              ==========
Current Liabilities
  Notes payable.............................................  $   90,000
  Current portion of long-term debt and capital leases......      26,848
  Demand note payable to stockholder........................      14,698
  Accounts payable..........................................   1,179,734
  Accounts payable -- affiliate.............................     810,333
  Accrued expenses..........................................     168,166
                                                              ----------
          Total Current Liabilities.........................   2,289,779
Long-Term Debt and Capital Leases...........................      70,967
                                                              ----------
          Total Liabilities.................................   2,360,746
                                                              ----------
Capital Deficit
  Common stock, $.001 par value, 25,000,000 shares
     authorized, 15,457,400 shares issued and outstanding...      15,457
  Paid-in capital...........................................   2,303,436
  Deficit...................................................  (2,652,424)
                                                              ----------
          Total Capital Deficit.............................    (333,531)
                                                              ----------
          Total Liabilities and Capital Deficit.............  $2,027,215
                                                              ==========

     See accompanying summary of accounting policies and notes to financial statements.

                           COLE COMPUTER CORPORATION

                        CONSOLIDATED STATEMENTS OF LOSS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                 2000          1999
                                                              -----------   ----------
Revenues
  Retail....................................................  $ 9,227,004   $8,737,770
  Wholesale.................................................    1,713,136
                                                              -----------   ----------
                                                               10,940,140    8,737,770
Cost of Sales
  Retail....................................................    8,087,750    7,398,134
  Wholesale.................................................    1,653,136
                                                              -----------   ----------
          Total Cost of Sales...............................    9,740,886    7,398,134
Gross Margin................................................    1,199,254    1,339,636
Selling expenses............................................    1,612,317      955,981
General and administrative..................................    1,127,821    1,020,691
Impairment loss.............................................      208,261
                                                              -----------   ----------
          Net Loss From Operations..........................   (1,749,145)    (637,036)
Other income (expense)
  Interest income...........................................                        43
  Interest (expense)........................................      (39,565)     (22,300)
                                                              -----------   ----------
          Net Loss..........................................  $(1,788,710)  $ (659,293)
                                                              ===========   ==========
          Net loss per common share.........................  $      (.16)  $     (.07)
                                                              ===========   ==========
Weighted average shares outstanding.........................   10,875,468   10,041,879
                                                              ===========   ==========

     See accompanying summary of accounting policies and notes to financial statements.

                           COLE COMPUTER CORPORATION

                   CONSOLIDATED STATEMENTS OF CAPITAL DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                       COMMON STOCK
                                   --------------------    PAID IN
                                     SHARES     AMOUNT     CAPITAL      (DEFICIT)      TOTALS
                                   ----------   -------   ----------   -----------   -----------
BALANCES -- DECEMBER 31, 1998....   9,940,900   $ 9,941   $  445,753   $ ( 204,421)  $   251,273
Shares sold for cash January
  1999...........................      50,000        50       49,950                      50,000
Adjustment of shares issued in
  connection with reorganization
  December 1998..................      50,000        50          (50)
Shares contributed by founding
  Shareholders...................     (81,100)      (81)          81
Shares issued for services.......     154,600       154      307,047                     307,201
Net loss.........................                                         (659,293)     (659,293)
BALANCES -- DECEMBER 31, 1999....  10,114,400    10,114      802,781      (863,714)      (50,819)
Shares sold for cash March
  2000...........................     328,372       328      492,230                     492,558
Shares sold for cash April
  2000...........................     171,628       172      257,270                     257,442
Shares issued for payment of debt
  June 2000......................     250,000       250      249,750                     250,000
Shares issued for services.......     268,000       268      401,730                     401,998
Shares issued for payment of debt
  December 2000..................     325,000       325       99,675                     100,000
Shares issued in connection with
  investment.....................   4,000,000     4,000                                    4,000
Net loss.........................                                       (1,788,710)   (1,788,710)
BALANCES -- DECEMBER 31, 2000....  15,457,400   $15,457   $2,303,436   $(2,652,424)  $  (333,531)

     See accompanying summary of accounting policies and notes to financial statements.

                           COLE COMPUTER CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                 2000         1999
                                                              -----------   ---------
Cash Flows From Operating Activities:
  Net loss..................................................  $(1,788,710)  $(659,293)
                                                              -----------   ---------
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Stock issued for compensation..........................      112,500
     Stock issued for services..............................      289,500     307,200
       Less: amount deferred until next year................                   (4,500)
     Depreciation...........................................       98,993      43,137
     Impairment loss........................................      208,261
     Bad debt...............................................      105,530
  Change in cash from:
     Accounts receivable....................................     (170,324)    (16,788)
     Accounts receivable -- affiliate.......................     (579,170)
     Inventory..............................................     (237,226)    274,152
     Other current assets...................................      (15,853)     (1,488)
     Accounts payable.......................................      587,548      37,739
     Accounts payable -- affiliate..........................      810,333
     Accrued expenses.......................................      (21,229)     33,812
                                                              -----------   ---------
          Net Cash From Operating Activities................     (599,847)     13,971
Cash Flows From Investing Activities
  Purchase of equipment.....................................      (87,971)   (145,287)
  Payments on construction in progress......................                  (34,852)
  Payments on deferred contract costs.......................                 (236,645)
                                                              -----------   ---------
          Net Cash Used by Investing Activities.............      (87,971)   (416,784)
Cash Flows From Financing Activities
  Cash loan by affiliate....................................                  250,000
  Cash loan by a stockholder................................                   34,852
  Proceeds (payments)from a bank credit line................      (10,000)    100,000
  Reimbursements to a bank for the theft loss...............                 (110,791)
     Less: non-cash portion of loan increase................                   22,225
  Stock issued for cash.....................................      749,998      50,000
  Advances by (repayments to) founding stockholder..........       69,133      (5,042)
  Principal payments on capital leases......................      (16,930)
  Principal payments on installment loans...................      (66,423)    (10,058)
                                                              -----------   ---------
          Net Cash Provided by Financing Activities.........      725,778     331,186
Net Change In Cash..........................................       37,960     (71,627)
Cash, beginning of year.....................................      154,791     226,418
Cash, end of year...........................................  $   192,751   $ 154,791
Supplemental Disclosures
  Interest paid.............................................  $    40,065   $  26,245
  Income taxes paid.........................................            0           0

     See accompanying summary of accounting policies and notes to financial statements.

                           COLE COMPUTER CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Business: Electronic Service Co., Inc. ("ESCI") was formed in November 1991 as an Oklahoma corporation for the purpose of acquiring and operating an electronics repair business. In 1996, the Company adopted the dba Computer Masters and changed its business to personal computer "clone" hardware assembly, sales, and repair, utilizing both Intel and AMD microprocessors. The Company changed its name to Cole Computer Corporation (the "Company") and its state of incorporation (Nevada) incident to its reverse acquisition ("reorganization") in 1998. ESCI is now a wholly-owned subsidiary of the Company. The Company has thirteen retail stores in Oklahoma, Arkansas and Texas, and sells to area government agencies and military installations.

     All significant intercompany transactions have been eliminated in the consolidated financial statements.

     In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.

     Cash and Cash Equivalents include highly liquid investments, which are readily convertible into cash and have maturities of three months or less.

     Revenue is recognized when products are delivered.

     Bad debts are recognized when collection is deemed doubtful by management.

     Inventories include component parts, sub-assemblies and merchandise held for sale, and are valued at the lower of cost or market, using the first-in, first-out method. Obsolete inventory is written down to liquidation value as needed. Virtually all inventory on hand is component parts, as completed computers are sold as they are built.

     Property and Equipment is carried at cost and consists of vehicle, furniture and fixtures and computers used for inventory control and retail point-of-sale terminals.

     The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be fully recoverable.

     Depreciation is determined using the straight-line method based over their estimated useful lives.

     Deferred income taxes are determined on the liability method. Timing differences between net income and taxable income as reported result mostly from depreciation timing differences.

     Advertising costs are charged to operations when incurred. Advertising expenses for 2000 and 1999 were $176,548 and 171,389, respectively.

     Warranty repair expenses are immaterial and no reserve for warranty repairs has been established.

     Loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.

     Diluted net loss per common share is computed by dividing the net loss, by the weighted average number of common shares outstanding plus potential dilutive securities. For the year ended December 31, 1999 there were no such securities. For the year ended December 31, 2000 the potential dilutive securities had an anti-dilutive effect, accordingly diluted earnings per share is not shown.

     The purchase option received in the investment, described in Note 3, is being accounted for under the reverse treasury stock method.

     Stock options issued to employees are accounted for using the intrinsic value method.

NOTE 2. GOING CONCERN

     At December 31, 2000 and 1999, the Company had significant liabilities and an accumulated deficit. The Company's management expects to obtain additional financing from future private offerings to fund cash requirements. There can be no assurance that the Company will obtain such additional financing. The Company may be required to adjust its current course of action, or to cease operations and liquidate. As a result of the foregoing, there is substantial doubt about the Company's ability to continue as going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3. INVESTMENT

     During December 2000, the Company issued 4,000,000 shares of its common stock and a purchase option in exchange for 1,000,000 shares of Golden Alliance Assurance Corporation ("GAAC"), a Nevada Corporation. The purchase option allows the Company the right to buy back its shares for $.001 per share or $4,000 for a period beginning January 1st and expiring in 360 days or December 26, 2001. No cash was issued as a result of this transaction. GAAC entered into an irrevocable agreement option and acquired an Argentine insurance company. The Company valued the transaction at $4,000 and will account for its investment in GAAC under the cost method.

     The Company entered into a consulting agreement to provide GAAC with hardware and software for $10,000 per month for a term of 1 year. The agreement can be cancelled with 30 days notice.

NOTE 4. THEFT LOSS RECEIVABLE

     In May 1999, the Company incurred losses from shipping goods to various locations, relying on stolen credit card numbers. The thefts were 4 transactions, totaling $127,755 in retail value and $105,530 in cost of inventory. The Company reimbursed the clearing bank (Banc One) after they demanded the money back after paying the charges. The criminals were caught and the Company expects to collect either by an insurance claim or a claim against the clearing bank for any monies not refunded in restitution by the criminals. The Company has not collected any monies as of December 31, 2000 or through the date of this report and is continuing to seek the full value of this asset. In December 2000, the Company recorded a reserve of the full balance.

NOTE 5. IMPAIRMENT LOSS

     The Company was awarded a 5-year federal General Services Administration contract to supply computer systems to government agencies and military bases in February 2000. In connection with seeking this contract, the Company incurred $236,645 in salary and travel costs that were capitalized. The deferred contract costs will be amortized using the straight-line method over a 5-year period. In December 2000, Management determined that an impairment occurred based on sales volume and gross margins under this contract. Accordingly, the Company has written off the unamortized portion of the asset.

NOTE 6. RELATED PARTY TRANSACTIONS

     During 1999, a shareholder, major supplier and member of the Board of Directors, loaned the Company $250,000. During the 2nd quarter of 2000, the Company issued 250,000 shares of common stock valued at $1.00 per share to a shareholder and member of the Board of Directors in settlement of the $250,000 note payable.

     During the 4th quarter in 2000, the Company entered into an agreement with a shareholder, major supplier and member of the Board of Directors, whereby the shareholder would provide warehousing operations and obtain a $1 million line of credit with a third party vendor. Under the agreement, the Company purchases products from a third party vendor and sells those products to a subsidiary of the shareholder at cost and then repurchases products at a 4% mark-up from another subsidiary of the shareholder for resale. The Company has the option to purchase the warehouse operations for $500,000 and $1,000,000 of common stock at fair market value. The agreement continues until one of the parties gives 60 days notice. Under this program the Company had sales of $1,713,136 and purchases of $1,653,136 to the Company owned by the shareholder and member of the Board of Directors.

     During 2000 and 1999, the majority stockholder made advances to the Company. The notes attach no collateral, are repayable on demand, and carry a 12% interest rate. During the 4th quarter 2000, the Company issued 325,000 shares of common stock valued at $0.31 per share to the majority stockholder in settlement of $100,000 note payable.

NOTE 7. NOTES PAYABLE AND CAPITAL LEASES PAYABLE

     Installment debt is as follows:

                                                                2000
                                                              --------
Notes payable to Union Acceptance, payable in remaining
  installments of $386, including interest at 13.5% APR,
  secured by equipment......................................  $  8,963
Capital lease obligations, various terms....................    88,852
Less: current maturities....................................   (26,848)
                                                              --------
          Net long-term debt................................  $ 70,967
                                                              ========

     The long-term principal portion is due $31,425 in 2002, $21,762 in 2003 and $17,780 in 2004.

NOTE 8. INCOME TAXES

     As of December 31, 2000, the Company had a net operating loss carryforward of approximately $2,329,000, which expires $200,000 in 2018 and $340,000 in 2019 and $1,789,000 in 2020.

NOTE 9. STOCK OPTIONS

     As of December 31, 2000, there were 10,000 options outstanding to purchase Company stock at $1.50. These options are exercisable anytime until November 1, 2002, when they expire. The fair value of these options at the date of grant were not material.

NOTE 10. OPERATING LEASES

     The Company has twelve retail stores and one corporate office. Leases on these spaces vary in cost and term. Rent expense for 2000 and 1999 is $152,675 and $126,003, respectively. Net minimum lease payments due are as follows:
$91,000 in 2001, $67,000 in 2002, $57,000 in 2003, and $25,000 in 2004.

NOTE 11. SUPPLEMENTAL CASH FLOW INFORMATION

     During the year ended December 31, 1999, the Company had the following non-cash transaction, in late 1999, the Company issued 154,600 shares to employees and consultants during 1999 for services rendered.

     During the year ended December 31, 2000, the Company had the following non-cash transactions:

     During the 1st quarter of 2000, the Company issued 58,000 shares of common stock for services valued at $1.50 per share.

     During the 2nd quarter of 2000, the Company issued 135,000 shares of common stock for services and 75,000 shares of common stock for compensation valued at $1.50 per share.

     During the 2nd quarter of 2000, the Company issued 250,000 shares of common stock valued at $1.00 per share to a shareholder and member of the Board of Directors in settlement of the $250,000 note payable.

     During the 4th quarter 2000, the Company issued 325,000 shares of common stock valued at $0.31 per share to the majority stockholder in settlement of $100,000 note payable.

     During the 4th quarter 2000, the Company issued 4,000,000 shares in connection with an investment.

NOTE 12. MAJOR VENDORS

     The following were significant vendors during 2000 and 1999:

                                            2000              1999
                                       ---------------   ---------------
Company A............................  3,918,000    40%  2,604,000    37%
Company B............................  2,592,000    27%    824,000    12%
Company C............................                      673,000    12%
Company D............................                      656,000    12%

     One customer accounted for 16% total sales in 2000. No customer accounted for sales greater than 10% in 1999.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                            COLE COMPUTER CORPORATION
                            1005 METROPOLITAN AVENUE
                             OKLAHOMA CITY, OK 73108

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 25, 2001

The undersigned hereby constitutes and appoints the following individual(s) ________________________________________________ and he/she or each of them his/her true and lawful agent(s) and proxies with full power of substitution in each to represent the undersigned at the Annual Meeting of Stockholders of Cole Computer Corporation headquarters at 1005 Metropolitan Avenue, Oklahoma City, OK 73108 on Saturday, August 25, 2001 at 11:00 a.m. Central time and at any adjournments thereof, on all matters coming before said meeting.


1. Election of Director.          Nominee:              [ ] For                     [ ] Withheld

                            Ms. Cynthia A. Cole     (To withhold vote for individual nominee write that name below)

---------------------------------------------------------------------------------------------------------------------

2. Ratification of appointment of independent public accountants.

                                  [ ] For               [ ] Against                 [ ] Abstain

3. In their discretion, upon other matters as they may properly come before the meeting.


                 (Continued and to be signed on the other side.)

                          (Continued from other side.)



     You are encouraged to specify your choices by marking the appropriate boxes, (see reverse side), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons named on the reverse side as agents and proxies cannot vote your shares unless you sign and return this card.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.



                                           Dated this         day of     , 2001.
                                                     ---------      -----

                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                                    Signature(s)

                                           Please mark, sign and return promptly
                                           using the enclosed envelope.
                                           Executors, administrators, trustees,
                                           etc. should give a title as such. If
                                           the signer is a corporation, please
                                           sign full corporate name by duly
                                           authorized officer.